UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 22, 2006

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 300

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 23, 2006, SCOLR Pharma, Inc. announced its financial results for the fiscal year ended December 31, 2005. A copy of the press release containing the announcement is attached to this current report as Exhibit 99.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 22, 2006, the audit committee of the board of directors of SCOLR Pharma, Inc. concluded that the previously issued audited financial statements contained in our annual report on Form 10-KSB for the fiscal year ended December 31, 2004, and the previously issued unaudited condensed financial statements contained in our quarterly reports on Form 10-Q for the three months ended March 31, June 30, and September 30, 2005 and 2004, should not be relied upon. The decision was made by the audit committee of the board of directors, upon the recommendation of management and after consultation with our independent registered public accounting firm, after analysis of accounting for certain shares of common stock and warrants to purchase shares of common stock in such financial statements.

We issued shares of common stock and warrants in connection with our private placement on February 24, 2004 and shares of common stock in connection with our private placement on February 8, 2005. We determined that certain shares issued in these private placements were subject to potential payment of liquidated damages and should be classified as temporary equity. In addition, we determined that certain outstanding warrants to purchase shares of our common stock issued to investors in connection with our 2004 private placement should be classified as a liability instead of equity because of potential cash obligations related to such warrants. As these equity instruments contained characteristics of debt instruments, we determined the warrants should be considered a derivative and should be classified as a liability at fair value in the balance sheet for the 2005 and 2004 fiscal years.

Our adjustments related to the accounting for warrants and common stock will be more fully described in our annual report on Form 10-K for the fiscal year ended December 31, 2005. The effect of the restatement on the 2004 financial statements will be to reclassify initially, as of February 24, 2004, an aggregate of $7,954,715 associated with the issuance of 3,206,538 shares of common stock (net of issue costs) as temporary equity instead of permanent equity. At December 31, 2004, a total of $1,415,974 associated with 570,778 shares of common stock subject to potential liquidated damages continued to be classified as temporary equity. In addition, the proceeds of $14,078,837 (net of issue costs) from our 2005 private placement of common stock will be initially accounted for as temporary rather than permanent equity. The amounts classified as temporary equity will be transferred to permanent equity when the shares are no longer subject to liquidated damages. In addition, we reclassified the estimated fair value of $1,527,245 associated with 801,636 warrants issued in our 2004 private placement from stockholder’s equity to a liability on our financial statements. The liability will be marked-to-market at each interim reporting date and an associated non-cash unrealized gain (loss) will be recorded in results of operations. The total non-cash unrealized loss reflected in the restated 2004 results of operations is $834,866 or $0.03 per share. As a result, our previously reported net loss of $4,912,815, or $0.16 per share, in fiscal 2004 will be restated to $5,747,681, or $0.19 per share. The liability associated with warrants issued and outstanding at December 31, 2004, was $2,133,160.

These adjustments will also impact our previously reported operating results for each quarter during 2004 and 2005. The effect of the restatement on our previously reported results will be described in our annual report on Form 10-K for the fiscal year ended December 31, 2005.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Earnings release, dated March 23, 2006, regarding the fiscal year ended December 31, 2005, results of SCOLR Pharma, Inc.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: March 22, 2006	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings release, dated March 22, 2006, regarding the fiscal year ended December 31, 2005, results of SCOLR Pharma, Inc.

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